Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183740 and No. 333-202552) and Form S-8 (No. 333-141702, No. 333-157445, and No. 333-175981) of HealthSouth Corporation of our report dated March 24, 2014 relating to the financial statements of EHHI Holdings, Inc. as of and for the year ended December 31, 2013, which appears in this Current Report on Form 8-K/A dated March 6, 2015.

/s/ Crowe Horwath LLP
Indianapolis, Indiana
March 6, 2015